Exhibit 10.3

MANAGEMENT AGREEMENT

THIS AGREEMENT made and entered into as of the • day of •, 2012

B E T W E E N:

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST,

a closed-end mutual fund trust established under the laws of the Province of Ontario, by its trustee, RBC DEXIA INVESTOR SERVICES TRUST, a trust company incorporated under the federal laws of Canada

(hereinafter referred to as the “Trust”)

OF THE FIRST PART

- and -

SPROTT ASSET MANAGEMENT LP,

a limited partnership formed under the laws of the Province of Ontario

(hereinafter referred to as the “Manager”)

OF THE SECOND PART

WHEREAS the Trust was established under the laws of the Province of Ontario pursuant to a trust agreement dated as of December 23, 2011, as amended and restated as of June 6, 2012 (the “Trust Agreement”);

AND WHEREAS the Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion, which will provide holders of units of the Trust with a convenient and exchange-traded investment alternative for investors interested in holding physical platinum and palladium bullion without the inconvenience that is typical of a direct investment in physical platinum and palladium bullion;

AND WHEREAS pursuant to the Trust Agreement,  RBC Dexia Investor Services Trust and the Manager were appointed as the trustee and the manager of the Trust, respectively;

AND WHEREAS pursuant to the Trust Agreement, the Manager has the full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all management and administrative services, and to provide such other services and facilities as described in the Trust Agreement;

AND WHEREAS pursuant to the Trust Agreement, the Trustee has no responsibility for the investment management of the Trust Property (as hereinafter defined) or for monitoring the Investment Policy (as hereinafter defined);

AND WHEREAS the Trust and the Manager wish to evidence by this Agreement the manner in which the Manager will provide investment management services to the Trust and such other management and administrative services to the Trust as hereinafter described, subject to the terms and conditions set out herein.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows:

1.             Definitions and Interpretations

The terms defined in this Section whenever used in this Agreement shall, unless the context otherwise requires, have the respective meanings hereinafter specified:

(a)           “Agreement” means this management agreement dated as of the day and year first above written as the same may be amended, restated or supplemented from time to time and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article, section or subsection thereof;

(b)           “Applicable Laws” means, unless the context otherwise dictates, any applicable statute of Canada or of a province or territory of Canada or any applicable statute of the United States of America or of a state or territory of the United States of America or any applicable regulations, orders, instruments, policies or other laws made under statutory authority by any governmental or regulatory body or agency having jurisdiction over the Trust including, but not limited to, Securities Legislation and the Tax Act;

(c)           “Bullion” means physical platinum and palladium bullion in Good Delivery plates and ingots that is unencumbered, fully allocated and stored at the Bullion Custodian by or on behalf of the Trust;

(d)           “Bullion Custodian” means the Royal Canadian Mint, acting as the custodian of the Bullion in accordance with the Storage Agreements, or any successor custodian of the Bullion appointed in accordance with the Trust Agreement or pursuant to a separate written custodial agreement, and any sub-custodian appointed by such custodian, including the Sub-Custodian;

(e)           “Business Day” means any day on which either NYSE Arca or the Toronto Stock Exchange is open for trading;

(f)            “Custodian” means the Trustee, acting as the custodian of the Trust Property other than the Bullion, and any sub-custodian appointed by the Trustee, in accordance with the Trust Agreement, or any successor custodian of the Trust Property other than the Bullion appointed in accordance with the Trust Agreement or pursuant to a separate written custodial agreement;

(g)           “Good Delivery” means platinum and palladium bullion conforming to Good Delivery Standards of the LPPM;

(h)           “Good Delivery Standards” means the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance, for platinum and palladium plates and ingots being a minimum fineness (or purity) of 99.95% weighing between 32.151 and 192.904 troy ounces as set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM;

(i)            “Investment Policy” shall have the meaning set forth in Section 3 hereof;

(j)            “LPPM” means the London Platinum and Palladium Market, the trade association that sets the Good Delivery Standards for platinum and palladium in plate or ingot form and maintenance of the “London/Zurich Good Delivery Lists”; acts as coordinator for activities conducted on behalf of its members and other participants in the London platinum and palladium markets; and acts as the principal point of contact between the market and its regulators;

(k)           “Management Fee” shall have the meaning set forth in Section 8 hereof;

(l)            “Manager” means Sprott Asset Management LP, acting as the manager of the Trust, and appointed in accordance with the Trust Agreement;

(m)          “Net Asset Value of the Trust” shall have the meaning and shall be calculated in accordance with the Trust Agreement;

(n)           “Palladium Storage Agreement” means the storage agreement in respect of the Trust’s physical palladium bullion held by the Bullion Custodian dated on or about •, 2012 between the Manager, for and on behalf of the Trust, and the Bullion Custodian;

(o)           “Platinum Storage Agreement” means the storage agreement in respect of the Trust’s physical platinum bullion held by the Bullion Custodian dated on or about •, 2012 between the Manager, for and on behalf of the Trust, and the Bullion Custodian;

(p)           “Securities Authorities” means the Ontario Securities Commission and equivalent securities regulatory authorities in each other province and territory of Canada, and the U.S. Securities and Exchange Commission;

(q)           “Securities Legislation” means the laws, regulations, rules, requirements and policies of the Securities Authorities which are in effect from time to time and applicable to the Trust including, but not limited to, National Instrument 81-102 Mutual Funds, National Instrument 81-106 Investment Fund Continuous Disclosure, National Instrument 81-107 Independent Review Committee for Investment Funds and the United States Securities Act of 1933, as amended;

(r)            “Storage Agreements” means, collectively, the Platinum Storage Agreement and the Palladium Storage Agreement;

(s)           “Sub-Custodian” means Via Mat International AG, as the sub-custodian for certain of the physical palladium bullion held by the Trust, appointed by the

Bullion Custodian pursuant to a written custodial agreement between the Bullion Custodian and the Sub-Custodian;

(t)            “Tax Act” means the Income Tax Act (Canada) and the regulations, rules, requirements and policies promulgated thereunder, as amended from time to time;

(u)           “Trust” means Sprott Physical Platinum and Palladium Trust, a closed-end mutual fund trust established pursuant to the Trust Agreement;

(v)           “Trust Agreement” means the trust agreement of the Trust dated as of December 23, 2011, as amended and restated as of June 6, 2012, as the same may be further amended, restated, supplemented or replaced from time to time;

(w)          “Trust Property” at any time, means any and all securities, cash (including free credit balances), property and assets, real and personal, tangible and intangible, transferred, conveyed or paid to the Trust including, without limitation:

(i)             all funds realized from the sale of Units;

(ii)           Bullion from time to time delivered to and received by the Trust or held for its account as directed by the Manager and accepted by the Bullion Custodian or any sub-custodian on behalf of the Trust in accordance with the Storage Agreements;

(iii)          all investments, sums or property of any type or description (other than the Bullion) from time to time delivered to and received by the Trust or held for its account as directed by the Manager and accepted by the Trustee on behalf of the Trust in accordance with the Trust Agreement;

(iv)          any proceeds of disposition of any of the foregoing property and assets; and

(v)           all income, interest, profit, gains and accretions and additional rights arising from or accruing to such foregoing property or such proceeds of disposition;

(x)            “Trustee” means RBC Dexia Investor Services Trust, acting as the trustee of the Trust, or any successor trustee appointed in accordance with the Trust Agreement;

(y)           “Unit” means a unit of beneficial interest, in any class or series of a class of the Trust, as presently constituted pursuant to the Trust Agreement or as the same may from time to time hereinafter be constituted, and collectively referred to as the “Units”; and

(z)            “Valuation Date” means each Business Day.

In this Agreement, where the context so indicates, the singular shall include the plural and the masculine shall include the feminine and neuter.

2.             Appointment of the Manager

The Manager hereby directs the Trustee to execute this Agreement on behalf of, and in order for, the Trust to appoint the Manager to provide or engage others to provide all necessary or advisable investment management and administrative services and facilities as hereinafter set forth and the Manager hereby accepts such appointment and agrees to act in such capacity and to provide or cause to be provided such investment management and administrative services and facilities upon the terms set forth in this Agreement.

The Trust hereby retains the Manager to manage the Trust Property in the name of the Trust with full discretionary authority as to all trades on a continuing basis until terminated and subject to and in accordance with the provisions of this Agreement.

The Manager may from time to time employ or retain any other person or entity to manage on behalf of the Manager or to assist the Manager in managing or providing investment management and administrative services to all or any portion of the Trust Property, and in performing other duties of the Manager set out in this Agreement.  In the event that the Manager engages such other person or entity with respect to providing investment management services to the Trust Property, and such other person or entity is not registered as an adviser (or exempt from such registration requirement) under the Securities Act (Ontario), the Manager shall be responsible under the terms of this Agreement and the Trust Agreement to the Trust for advice received from such other person or entity with respect to the Trust Property as if such advice were given by the Manager.

In accordance with its authority and exclusive powers to manage and direct the investment management and administrative services for the Trust, the Manager, on behalf of the Trust, shall select brokers or dealers to transact trades in respect of the Trust Property.  The Manager may execute a portion of such portfolio transactions through an affiliate (as such term is defined in the Securities Act (Ontario)) which is a registered investment dealer. The Manager or its affiliates will offer competitive rates and will only execute trades as an investment dealer for the Trust when the executions obtained would be on terms and conditions no less favourable to the Trust than would otherwise be obtainable if the orders were placed through independent brokers or dealers and at commission rates equal or comparable to rates that would have been charged by independent brokers or dealers.

Funds of the Manager shall not be commingled with those of the Trust under any circumstances.

3.             Investment Policy

The Trust’s investment objective, strategy and operating restrictions with respect to the Trust Property are set out in Article 22 of the Trust Agreement and Schedule “A” attached hereto (the “Investment Policy”).  Subject to applicable Securities Legislation and the terms of the Trust Agreement and this Agreement, the Manager shall advise the Trust in writing promptly of any material change to the Investment Policy, and any such writing shall be annexed hereto as a supplementary schedule.

4.             Investment Management Services

The Manager shall manage the Trust Property by taking such action from time to time in connection therewith as the Manager, in its sole discretion, shall deem necessary or desirable for the proper investment management of the Trust Property at all times in compliance with the Investment Policy.  It is expressly understood that the Manager’s investment discretion shall, subject to the Investment Policy, be absolute.  Without limiting the generality of the preceding sentence, the Manager shall not be limited to investing the Trust Property in securities of a class authorized for investment by trustees.

The Trust hereby grants to the Manager, subject to the Trust Agreement, all power and authority necessary to give effect to the foregoing including, without limitation, the power to:

(a)           provide or arrange to be provided research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of Trust Property in the name of, on behalf of, and at the risk of, the Trust;

(b)           obtain for the Trust such services as may be required in acquiring, disposing of and owning Trust Property including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any Trust Property in the name of, on behalf of, and at the risk of, the Trust;

(c)           direct the delivery of the Trust Property sold, exchanged or otherwise disposed of from the Trust’s account and to direct the payment for Trust Property acquired for the Trust’s account upon delivery to the Custodian or the Bullion Custodian or its sub-custodian, as the case may be;

(d)           direct the holding of all or any part of the Trust Property in cash or cash equivalents from time to time available for investment in Bullion, securities and other assets, which cash or cash equivalents shall be invested or held on deposit with a Canadian chartered bank, trust company, custodian or prime broker appointed by the Trust from time to time, and investing all or any part of said cash or cash equivalents from time to time available for investment in short-term debt obligations of or guaranteed by the Government of Canada or a province thereof, or the Government of the United States of America or a state thereof, or such other short-term investment grade corporate debt obligations as the Manager, in its discretion, deems advisable;

(e)           arrange for, and complete, for and on behalf of the Trust, the purchase and sale of Good Delivery Bullion, at the best available prices available over a prudent period of time;

(f)            provide to the Trust and the Bullion Custodian delivery and payment particulars in respect of each purchase and sale of Bullion;

(g)           arrange or cause to be arranged with the Bullion Custodian, its sub-custodian or other custodians possessing industry expertise, for the storage of Bullion which is owned by the Trust, including arrangements regarding indemnities or insurance in favour of the Trust for the loss of such Bullion in accordance with industry practices;

(h)           monitor relationships with Bullion brokers to ensure trades in Bullion to be held as Good Delivery plates or ingots, as the case may be, are effected and executed in accordance with LPPM compliance standards;

(i)            monitor relationships with the Bullion Custodian and any other custodian that has been appointed by the Trust to hold and store the Bullion which is owned by the Trust;

(j)            exercise, or direct the exercise of, any and all rights, powers and discretion in connection with the Trust Property, including the power to vote the securities at meetings of securityholders or executing proxies or other instruments on behalf of the Trust for that purpose, and to consent to any reorganization or similar transaction;

(k)           make any election to be made in connection with any mergers, acquisitions, tender offers, take-over bids, arrangements, bankruptcy proceedings or other similar occurrences which may affect the Trust Property;

(l)            execute any registration statement, prospectus or similar document filed with the Securities Authorities on behalf of the Trust; and

(m)          generally perform any other act necessary to enable it to carry out its obligations under this Agreement and the Trust Agreement.

The Manager agrees to give notice to the Trust:

(a)           of any legal or contractual restrictions on the ability of the Trust to trade in any specific security or securities generally, including securities deposited in its account by the Manager, on behalf of the Trust, as Trust Property; or

(b)           of any issuer of which the Trust is an insider, unless the Investment Policy precludes transactions in securities of such an issuer.

5.             Records

The Manager shall keep at all times proper books of account and records relating to the services performed hereunder, which books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

6.             Information, Statements and Reports

The Manager shall provide the Trust with periodic statements describing the Trust Property, and transactions involving the Trust Property, as follows:

(a)            at the end of each month in which a transaction has been effected in respect of the Trust Property; or

(b)            at the end of each calendar quarter if no transaction has been effected with respect to the Trust Property.

The Manager shall provide the Trust with notice of any change in the primary portfolio manager(s) who are responsible for the day-to-day investment management decisions made on behalf of the Trust Property as set out in Schedule “A” attached hereto.  The Manager shall also provide the Trust with notice of any action, inquiry or proceeding involving the Manager which is initiated by a Securities Authority having jurisdiction over the Manager’s investment management operations, unless such action, inquiry or proceeding is initiated in conjunction with correspondence and applications made in the ordinary course of maintaining such registrations in good standing and such action, inquiry or proceeding does not have an adverse material effect on the Trust, including the Manager’s ability to act as discretionary investment manager to the Trust Property.

7.             Custody of Trust Property

It is agreed that the Manager, on behalf of the Trust, shall be entitled to make arrangements for the Trust Property, or any part thereof, to be held by such custodian(s) as the Manager may designate; in such event, the Manager agrees to provide the Trust with a copy of any authorization to such custodian(s) regarding acceptance of instructions from the Manager or the Trust and the Trust agrees not to withdraw any of the Trust Property so held without notice to the Manager.

Subject to the foregoing paragraph, the Trust and the Manager agree that the Bullion will be held by the Bullion Custodian appointed by the Manager, on behalf of the Trust, and the Trust Property other than the Bullion will be held by the Custodian appointed by the Manager, on behalf of the Trust.

8.             Fees and Expenses

In consideration for the management, administrative and investment management services rendered by the Manager pursuant to this Agreement and the Trust Agreement, the Manager shall receive from the Trust a monthly management fee (the “Management Fee”) set out in Schedule “B” attached hereto, as such may be amended from time to time.

In addition to the Management Fee paid to the Manager pursuant to the foregoing paragraph, the Trust shall reimburse the Manager for all expenses incurred by the Manager in connection with the duties set out in Section 4 hereof (including payments to third parties in that regard) to the extent such expenses were incurred for and on behalf of the Trust and do not represent administrative costs of the Manager necessary for it to carry out its functions hereunder.  Such expenses shall be reimbursed on each Valuation Date when incurred.

The expenses of the Trust’s initial public offering of Units and the on-going operating expenses of the Trust, and the responsibility for the payment thereof, are as set out in the Trust Agreement.

9.             Compensation for Additional Services

If and to the extent that the Manager shall render services to the Trust other than those required to be rendered pursuant to the provisions of this Agreement, such additional services and activities will be compensated for separately and shall be on such terms that are generally no less favourable to the Trust than those available from arm’s length parties (within the meaning of the Tax Act) for comparable services.

10.           Other Activities of the Manager

The Trust acknowledges that the Manager has investment management responsibilities and contracts with other persons, companies, limited partnerships, investment funds and other entities.  The Trust therefore agrees that the Manager may provide investment management and other services to such other persons and entities which are similar or different from the services provided to the Trust by the Manager even though such other persons or entities may be the same or similar to the Trust.  The Trust hereby accedes to such advisory arrangement consequences on the understanding that the Manager will act in good faith and follow a policy of allocating over a period of time investment opportunities to the Trust on a basis which is, in the Manager’s reasonable opinion, fair and equitable to the Trust relative to investment opportunities allocated to other persons or entities for which the Manager is responsible, and of which the Manager has knowledge, in which case the Manager shall not be liable to account to the Trust for any profit, commission or remuneration made or received from or by reason of such investment decisions or advice.

The Manager, on behalf of the Trust, may from time to time invest the Trust Property in securities of an issuer in which the Manager or any affiliate, or any director, partner, officer, shareholder and/or employee of either has an interest or is an officer, a partner or a director, as set out under the sub-heading “Conflicts of Interest” in Schedule “C” attached hereto.

11.           Authority to Enter into Agreement

Each of the parties to this Agreement hereby represents and warrants to the other that it is duly authorized and empowered to execute, deliver and perform this Agreement and that such action does not conflict with or violate any provision of law, regulation, policy, contract, deed of trust or other instrument to which it is a party or by which it is bound and that this Agreement constitutes a valid and binding obligation of it enforceable in accordance with its terms.

The Trust shall provide to the Manager concurrently with the execution and delivery by the Trust of this Agreement all such evidence of authority to act including, without limitation, designations of authorized persons and certified copies of the Trust Agreement and other documents, as the Manager may require.  The Manager may continue to rely on all such evidence until notice to the contrary given hereunder has been received by it.

12.           Representations and Warranties of the Manager

The Manager hereby represents and warrants to the Trust that:

(a)           the Manager is registered under the securities legislation in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, and Newfoundland and Labrador as an adviser in the category of portfolio manager and in Ontario as a dealer in the category of exempt market dealer; and

(b)           the Manager has obtained, completed, executed, filed, received and passed, as the case may be, all registrations, filings, approvals, authorizations, consents and/or examinations required under applicable Securities Legislation or by any Securities Authority by reason of its activities as Manager hereunder and it shall maintain such registrations, filings, authorizations and consents throughout the term of this Agreement.

13.                               Standard of Care

The Manager shall exercise the powers granted and discharge its duties hereunder honestly, in good faith and in the best interests of the Trust and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances.  However, it is agreed that the Manager does not in any way guarantee the performance of the Trust Property and shall not be responsible for any loss in respect of the Trust Property, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager’s own negligence, wilful misconduct, wilful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

14.                               Liability of the Manager

The Manager shall not be liable to the Trust or any unitholder thereof for any loss suffered by the Trust or any unitholder thereof, as the case may be, which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or negligence, wilful misconduct, wilful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement, and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust.

The Trust acknowledges and agrees that the Manager shall not be responsible for any loss of opportunity whereby the value of any of the Trust Property could have been increased nor shall it be responsible for any decline in value of any of the Trust Property unless such decline is the result of the Manager’s breach of its standard of care or negligence, wilful misconduct, wilful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

The Trust acknowledges and agrees that the Manager shall not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Bullion Custodian, the Custodian or any sub-custodian, including the Sub-Custodian, holding the Trust Property, unless such action or inaction arises out of or is the result of the Manager’s breach of its standard of care or negligence, wilful misconduct, wilful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

The Manager may rely and act upon any statement, report or opinion prepared by or any advice received from auditors, solicitors, notaries or other professional advisors of the Manager and shall not be responsible or held liable for any loss or damage resulting from relying or acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably and in good faith in relying thereon.

The Manager hereby acknowledges and agrees that the obligations of the Trust hereunder are not personally binding upon the unitholders of the Trust, any annuitant under a plan of which a unitholder of the Trust acts as a trustee or carrier, or the agents of the Trust and that the Manager shall not resort to or seek redress, recourse or satisfaction from the private property of any of the foregoing, whether the liability be based on contract, tort or otherwise.  The Manager agrees that only the Trust and the Trust Property shall be bound by and subject to the obligations and liabilities arising out of this Agreement.

15.                               Indemnity

The Trust shall indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Trust has approved such settlement in accordance with the Trust Agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as manager to the Trust, save and except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager’s own negligence, wilful misconduct, wilful neglect, default, bad faith or dishonesty or a material failure in complying with Applicable Laws or the provisions set forth in this Agreement or the Trust Agreement.

16.                               Not Partners or Joint Venturers

The Trust and the Manager are not partners or joint venturers with each other and nothing herein shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them; provided, however, that nothing herein shall be construed so as to prohibit the Trust and the Manager or its affiliates from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever, subject to Applicable Law.

17.                               Term

This Agreement shall become effective on the date hereof and shall be in force until •, 2017 and shall be automatically renewed from time to time thereafter for additional terms of one year unless otherwise terminated pursuant to Section 18 hereof.

18.                               Termination

This Agreement shall continue in full force and effect until this Agreement is terminated by either party giving at least 90 days’ prior written notice (or such shorter period upon which the parties may mutually agree in writing) to the other party of such termination.

The Trust may terminate immediately this Agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under this Agreement or the Trust Agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the unitholders of the Trust pursuant to the Trust Agreement.

In addition, the Trust may terminate immediately this Agreement where (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction); (ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

Such termination of the Agreement will be without prejudice to the rights and liabilities created under this Agreement prior to the effective date of the termination.  Termination of this Agreement in accordance with the terms hereof shall not result in any penalty or other fee.

The parties acknowledge and agree that any change of the Manager (other than to its affiliate) requires the approval of the unitholders of the Trust and the approval of Securities Authorities in accordance with applicable Securities Legislation.

Upon termination or assignment of this Agreement, the Manager shall forthwith deliver to the Trust, in the case of termination, or to the assignee, in the case of an assignment:

(a)                                 all records, documents and books of account of the Trust; and

(b)                                 all materials and supplies of the Trust,

which are in the possession or control of the Manager and relate directly or indirectly to the performance by the Manager of its obligations under this Agreement; provided, however, that the Manager may retain notarial or other copies of such records, documents and books of account and the Trust or the assignee shall produce at its head office the originals of such records, documents and books of account whenever reasonably required to do so by the Manager for the purpose of legal proceedings or dealings with any governmental authorities.

Notwithstanding the foregoing paragraphs, the Trust reserves the right to make a partial withdrawal from the Trust Property by providing prior written notice to the Manager.

With respect to any transactions entered into by the Manager on behalf of the Trust prior to giving or receiving notice of termination or partial withdrawal, such transactions shall not be affected by such termination or partial withdrawal and adequate provisions will be made for proper settlement of outstanding commitments and the orderly transfer of the Trust Property.

19.                               Conflict of Interest Policy

Attached as Schedule “C” hereto is a copy of the Manager’s Statement of Policies, which policy may be amended or restated from time to time.

20.                               Confidentiality and Anti-Money Laundering Legislation

The Manager shall treat as confidential all information pertaining to the Trust including, without limitation, the financial affairs of the Trust, and the Manager shall not disclose such confidential information to persons who are not involved in the management and operation of the Trust, except with the Trust’s consent or as may be necessary to comply with Applicable Laws or rules, regulations and policies of Securities Authorities.  The Trust will treat all investment advice and information which it receives from the Manager as confidential and for the exclusive use of the Trust.

With respect to any prospective investor or unitholder in the Trust, the Manager shall comply with Applicable Laws aimed at the prevention of money laundering and terrorist financing.  If, as a result of any information or other matter coming to the attention of the Manager, or any of its directors, partners, officers, employees, or its professional advisors, the Manager knows or suspects that a prospective investor or unitholder of the Trust is engaged in money laundering or terrorist financing, the Manager shall be required to report such information or other matter to the Financial Transactions and Reports Analysis Centre of Canada and such report or any other report required by Applicable Laws shall not be treated as a breach of any restriction upon the disclosure of information imposed by Canadian law or otherwise.

21.                               Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and if delivered, shall be delivered to a responsible officer of the Trust or to the Manager, as the case may be, and if mailed shall be mailed by prepaid registered mail:

(a)	in the case of the Trust:

c/o RBC Dexia Investor Services Trust
155 Wellington Street West, 5th Floor
RBC Centre
Toronto, Ontario
M5V 3L3

	Attention:	Head of Funds

	Telephone:	(416) 974-5273
	Facsimile:	(416) 955-1240

(b)	in the case of the Manager:

Sprott Asset Management LP
Royal Bank Plaza, South Tower
200 Bay Street
Suite 2700, P.O. Box 27
Toronto, Ontario
M5J 2J1

	Attention:	Kirstin McTaggart, Chief Compliance Officer

	Telephone:	(416) 943-4065
	Facsimile:	(416) 943-6497

or at such other address and number as the party to whom such communication is to be given shall have last notified the party giving the same in the manner provided in this section.

Any notice so mailed shall be deemed to have been given and received at the time of delivery.  Any notice so mailed shall be deemed to have been given and received if given by the Trust, when received by the Manager, and if given by the Manager, on the third Business Day following such mailing, except in the event of interruption of normal postal service, in which event it shall be deemed given when received by the Trust.  Either party may from time to time upon written notice to the other party change their or its address.

22.                               Headings

The inclusion of section headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

23.                               Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.  The parties hereto hereby attorn to the jurisdiction of the courts of Ontario for arbitration of any disputes between them with respect to the subject matter hereof.

24.                               Entire Agreement

This Agreement, including the Schedules attached hereto, and the Trust Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes and replaces all prior understandings, agreements, negotiations or discussions, whether written or oral, between the parties with respect thereto.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understanding, express or implied, between the parties other than those expressly set forth in this Agreement and the Trust Agreement.

25.                               Further Acts

Each of the Trust and the Manager shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement.

26.                               Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.  To the extent permitted by Applicable Law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

27.                               Amendment

This Agreement may not be amended, changed, supplemented or otherwise modified in any respect except by written instrument executed by the parties hereto or their respective successors or permitted assigns.

28.                               Assignment

This Agreement shall not be assigned by the Trust without the prior written consent of the Manager.  Upon notice to the Trust, the Manager may transfer or assign any and all rights granted hereunder to any of its successors or affiliates.

29.                               Successors

This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

30.                               Counterparts and Electronic Transmission

This Agreement may be executed in several counterparts, and may be delivered by facsimile or other electronic means, each of which when so executed and delivered shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Trust and the Manager, by proper officers duly authorized on their behalf, have executed this Agreement as of the date first above written.

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST, by its Trustee, RBC DEXIA INVESTOR SERVICES TRUST

By:
Name:
Title:

By:
Name:
Title:

We have the authority to bind the Trust.

SPROTT ASSET MANAGEMENT LP, by its general partner, SPROTT ASSET MANAGEMENT GP INC., in its capacity as the Manager of the Trust

By:
James R. Fox
President

By:
Steven Rostowsky
Chief Financial Officer

We have the authority to bind the Manager.

SCHEDULE “A”

INVESTMENT POLICY

Investment Objective

The Trust was created to invest and hold substantially all of its assets in Bullion. The Trust seeks to provide a convenient and exchange-traded investment alternative for investors interested in holding Bullion without the inconvenience that is typical of a direct investment in Bullion.  The Trust does not anticipate making regular cash distributions to unitholders.

Investment Strategy

The Trust intends to achieve its objective by investing primarily in long-term holdings of unencumbered, fully allocated, Bullion and will not speculate with regard to short-term changes in platinum or palladium prices.  The Trust will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium. While the Trust will not rebalance the Trust’s invested assets in Bullion back to equal weight after its initial purchases of Bullion with the proceeds of its initial public offering, the Trust may in the future allocate any additional proceeds raised in subsequent offerings of Units, if any, with a view to balancing the value of the Trust’s holdings of Bullion at then current prices.

Investment and Operating Restrictions

The investment activities of the Trust are intended to be conducted in accordance with, among other things, the following investment and operating restrictions, and they provide that the Trust:

(a)                      will invest in and hold a minimum of 90% of the total net assets of the Trust in Bullion in Good Delivery plate or ingot form and hold no more than 10% of the total net assets of the Trust, at the discretion of the Manager, in Bullion (in Good Delivery plate or ingot form or otherwise), debt obligations of or guaranteed by the Government of Canada or a province thereof, or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by DBRS Limited or its successors or assigns or F1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor’s or its successors or assigns or P-1 (or its equivalent, or higher) by Moody’s Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term “short-term” means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the 60-day period following the closing of the Trust’s initial public offering or additional offerings or prior to the distribution of the assets of the Trust;

(b)                      will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium;

(c)                       will store all Bullion owned by the Trust at the Custodian and/or the Sub-Custodian on a fully allocated basis, provided that the Bullion held in Good Delivery plate or ingot form may be stored with a custodian or a sub-custodian, as the case may be, only if the Bullion will remain Good Delivery while with that custodian or sub-custodian;

(d)                      will not hold any “taxable Canadian Property” within the meaning of the Tax Act;

(e)                       will not purchase, sell or hold derivatives;

(f)                        will not issue Units following the completion of the Trust’s initial public offering except (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated Net Asset Value per Unit prior to, or upon, the determination of the pricing of such issuance, or (ii) by way of Unit distribution in connection with an income distribution;

(g)                       will ensure that no part of the stored Bullion may be delivered out of safekeeping by the Bullion Custodian (except to an authorized sub-custodian thereof) or, if the Bullion is held by another custodian, that custodian (except to an authorized sub-custodian thereof), without receipt of an instruction from the Manager in the form specified by the Bullion Custodian or such other custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

(h)                      will ensure that no director or officer of the Manager or the Manager’s general partner, or representative of the Trust or the Manager will be authorized to enter into the Bullion storage vaults without being accompanied by at least one representative of the Bullion Custodian or, if the Bullion is held by another custodian, that custodian, as the case may be;

(i)                          will ensure that the Bullion remains unencumbered;

(j)                         will ensure that the Bullion is subject to a physical count by a representative of the Manager periodically on a spot-inspection basis as well as subject to audit procedures by the Trust’s external auditors on at least an annual basis;

(k)                      will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

(l)                          in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a “mutual fund trust” within the meaning of the Tax Act;

(m)                  in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

(n)                      in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amount in income under sections 94 or 94.1 of the Tax Act;

(o)                     in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of the Trust for purposes of the Tax Act; and

(p)                      in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for specified investment flow-through trusts (SIFT) as provided for in section 122 of the Tax Act.

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Primary Portfolio Manager

• is the primary portfolio manager authorized to trade and carry out the foregoing investment objective and strategy in respect of the Trust Property.

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SCHEDULE “B”

FEES

Management Fee

As compensation for providing management, administrative and investment management services to the Trust pursuant to this Agreement and the Trust Agreement, the Trust shall pay the Manager a monthly Management Fee equal to 1/12 of 0.50% of the Net Asset Value of the Trust (determined in accordance with the Trust Agreement), plus any applicable federal and provincial taxes.  The Management Fee shall be calculated and accrued daily and payable monthly in arrears on the last day of each month.

SCHEDULE “C”

SPROTT ASSET MANAGEMENT LP

STATEMENT OF POLICIES

IMPORTANT - The securities laws of certain jurisdictions of Canada require securities dealers and advisers, when they trade in or advise with respect to their own securities or securities of certain other issuers to which they, or certain other parties related to them, are related or connected, to do so only in accordance with particular disclosure and other rules.  These rules require dealers and advisers, prior to trading with or advising their customers or clients, to inform them of the relevant relationships and connections with the issuer of the securities. Clients and customers should refer to the applicable provisions of these securities laws for the particulars of these rules and their rights or consult with a legal advisor.

General

Sprott Asset Management LP (herein referred to as “SAM” or “we”) is registered under the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, and Newfoundland and Labrador as an adviser in the registration category of portfolio manager and in Ontario as a dealer in the registration category of exempt market dealer.

Under certain circumstances, SAM may advise you, deal with or for you in securities transactions where the issuer of the securities or the other party involved in the transaction is this firm or a party having an ownership or business relationship with us, including affiliates of SAM that are registered under securities laws (a “Sprott Registrant”).

Since these transactions may create a conflict between our interests and yours, we are required by securities laws to disclose to you certain relevant matters relating to these transactions.  This statement contains a general description of our policies and the required disclosures.

Compliance with Law and Regulatory Requirements

SAM, its officers and employees are required to fully observe, in letter and spirit, all laws governing their business and securities activities.  SAM, its officers and employees must deal fairly, honestly and in good faith with its clients.

SAM will only engage in activities where it is confident that such activities are in compliance with all requirements imposed by applicable law.  In particular, it is SAM’s policy to ensure that the engagement of other Sprott Registrants on behalf of SAM’s clients would only be done when it has been determined that such other Sprott Registrant is an appropriate selection in the circumstances.

In addition to applicable securities regulatory provisions and contractual provisions respecting any business arrangements that may exist between SAM and other dealers and advisers, the directors, officers and employees of each are subject to guidelines or codes of conduct governing their actions.  Our internal compliance process supplements these policies and procedures.

Related and Connected Issuers

National Instrument 31-103 Registration Requirements and Exemptions requires SAM to disclose to investors whether any securities it recommends to investors to buy, sell or hold are securities issued by SAM, a related issuer or, during the distribution of the securities, a connected issuer of SAM.  An issuer is related to SAM if, through the ownership of, or control over, voting securities or otherwise, the issuer is an influential securityholder of SAM, SAM is an influential securityholder of the issuer or if each of them is a related issuer of the same third party.  An issuer is connected to SAM if it has a business relationship with SAM that, in connection with a distribution of securities of that issuer, may lead a reasonable prospective purchaser to question if the issuer and SAM are independent of each other.

In addition, SAM must disclose the name of any related issuer that is a reporting issuer in Ontario or that has distributed securities outside Ontario on a basis that, if it had done so in Ontario, would have made such issuer a reporting issuer.  Set out below are the names of such related issuers:

•                               Sprott Inc. (“SI”), a reporting issuer that is a related issuer of SAM because SI is an indirect 100% shareholder of Sprott Asset Management GP Inc., the general partner of SAM, and is the sole limited partner of SAM.

•                               Sprott Resource Corp. (“SRC”), a reporting issuer that is a related issuer of SAM because the professional group (as such term is defined under National Instrument 33-105 Underwriting Conflicts) of SAM exercises control or direction over, or beneficially owns, directly or indirectly, 10% or more of the voting securities of SRC, and SAM has officers, directors or employees who constitute at least 20% of the directors of SRC.  In addition, an affiliate of SAM has entered into an agreement to provide management services to SRC.

We may, from time to time, be deemed to be related or connected to one or more other issuers for purposes of the disclosure and other rules of the securities laws referred to above.  We are prepared to act as an adviser and dealer in the ordinary course of our business to, and in respect of securities of, any such related or connected issuer and, in connection therewith to provide the full range of services customarily provided by us to, and in respect of securities of, other issuers.  In any such case, such adviser or dealer and other services shall be carried on by us in the ordinary course of our business as an adviser or dealer in accordance with our usual practices and procedures and in accordance with all applicable disclosure and other regulatory requirements.

SAM, or its directors, officers, partners, salespeople or other employees may, from time to time, recommend that you trade in, or provide to you advice about, a security issued by these listed persons or companies.  If you wish further information concerning the relationship between SAM and these listed persons or companies, or if you have any questions, please contact us.

Related Registrants

Where SAM has a principal shareholder, director or officer that is a principal shareholder, director or officer of another registrant, SAM shall adopt policies and procedures to minimize the potential for conflict of interest resulting from such relationship(s).  SAM is also required to disclose to clients in writing, initially before making a trade for or providing advice to the client, and in a timely manner

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thereafter and, if possible, before making the next trade for or providing advice to the client, if there are any significant changes to this disclosure, the details of the relationship(s) and the policies and procedures adopted to minimize the potential for conflicts of interest resulting from such relationships.  Sprott Private Wealth LP (“SPW”), a registrant, is related to SAM, by virtue of each of SAM and SPW having SI as a direct or indirect holder of 100% of the voting securities of each general partner of SAM and SPW.

Conflicts of Interest

SAM as Adviser and Dealer

The principal business activity of SAM is to act as a portfolio manager for separately managed investment accounts of its clients (a “SAM Managed Account”) and investment funds it manages (a “SAM Investment Fund”).  SAM’s activities as a dealer are primarily the marketing of SAM Investment Funds to clients of SAM or to investment dealers or mutual fund dealers.  In providing trading and advisory services to our clients it is important that our clients understand our interests in the service or transaction.

We must make certain disclosures where we (a) act as your dealer/broker; (b) advise you; or (c) exercise discretion on your behalf, with respect to securities issued by us, by a related issuer or, in the course of a distribution, by a connected issuer (collectively, “Related Securities”).

In these situations, we must disclose our relationship with the issuer of the securities.  We must also make disclosure to you where we know or should know that, as a result of our acting as your dealer/broker or adviser, or of our exercising discretion on your behalf, Related Securities will be purchased or sold by you through us.

The following is a list of the time and manner in which these disclosures must be made:

•                               Where we purchase or sell securities for your account, the required disclosure will be contained in the confirmation of trade and monthly statement, which we prepare and send to you.

•                               Where we advise you with respect to the purchase, sale or holding of securities, the disclosure must be made prior to our giving the advice.

•                               If there is a significant change to the information previously disclosed to you, SAM will notify you of the change in a timely manner and, if possible, before making the next purchase or sale of the securities for you or providing advice to you to purchase, sell or hold the securities.

•                               Where we use our discretion as an adviser to trade securities in a SAM Managed Account neither we nor another Sprott Registrant will charge a trade commission without your consent, or otherwise in compliance with applicable law.

•                              Where we exercise discretion over a SAM Managed Account, SAM will refrain from causing you to purchase Related Securities unless, to the extent required by law, prior to exercising discretionary authority and at least once within each twelve-month period thereafter, SAM provides you with a copy of this Statement of Policies and secures your specific and informed written consent to allow SAM to exercise its discretion to acquire the Related Securities on your behalf.

Potential for Conflict

To the extent that one Sprott Registrant determines it to be in the interests of its clients to engage the services of, or invest in financial products offered by, another Sprott Registrant, it could be subject to a

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potential conflict of interest, given its indirect relationship with the other Sprott Registrants.  SAM and its officers and employees must ensure that if they select another Sprott Registrant to assist a SAM client it is based on the determination that such other Sprott Registrant is an appropriate selection having regard to the client’s circumstances.

Representatives of SAM and other Sprott Registrants may from time to time act as officers of SAM and may also be officers of other Sprott Registrants. All Sprott Registrants have adopted policies and procedures that minimize the potential for conflicts of interest resulting from the relationships of the officers and the Sprott Registrants, and all officers are required to observe such policies in carrying out their duties.

There will be three individuals who will be dually licensed with both SPW and SAM, namely:

Name	Position at SPW	Position at SAM

Eric S. Sprott	Chief Executive Officer and Ultimate Designated Person	Chief Executive Officer, Chief Investment Officer and Ultimate Designated Person

James R. Fox	Vice-President, Sales and Marketing	President

Kirstin H. McTaggart	Chief Compliance Officer	Chief Compliance Officer

SAM and SPW propose to manage potential conflicts associated with the dual registration of the individuals in the following manner:

•                               Each dually registered individual will have sufficient time in their work week to fully and properly discharge their responsibilities at SPW and SAM.

•                               In order to protect client confidentiality, each dually registered individual shall be prohibited from disclosing any confidential client information to any person other than the staff of the relevant entity or for the purpose of performing the relevant services for the client.

Fair Allocation of Investment Opportunities and Fair Treatment of SAM Investment Funds and SAM Managed Accounts

We must ensure the fair treatment of our clients through the highest standards of integrity and ethical business conduct.  The principle of fair treatment must be recognized by all employees, officers and directors of SAM in order to provide a true benefit to our clients.  Our clients have the right to be assured that their interests will always take precedence over the personal trading activities of SAM portfolio managers and other SAM access persons.

Fairness Policy

In order to ensure fairness in the allocation of investment opportunities among the SAM Managed Accounts and the SAM Investment Funds (each a “SAM Client”), SAM will allocate investment opportunities with consideration to the suitability of such investments to each SAM Client’s investment objectives and strategies, portfolio composition, restrictions and cash availability (even though the investment objectives and strategies are substantially the same for some of the SAM Clients and cash

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flows of each SAM Client can be substantially different given daily/monthly subscriptions and redemptions/withdrawals).  As well, cash flows (subscription inflows and redemptions/withdrawals) and investment strategies can influence the allocation process in order to maintain property weightings in each SAM Client account.  If an investment opportunity is suitable for more than one SAM Client, SAM will allocate such investment opportunities equitably in order to ensure that each SAM Client has equal access to the same quality and quantity of investment opportunities.

To ensure fairness in the allocation of investment opportunities as between each SAM Client, SAM will ensure:

(a)                      where orders are entered simultaneously for execution at the same price, fills are allocated on a pro rata basis;

(b)                      when transactions are executed at different prices for a group of SAM Clients, fills are allocated on an average price basis;

(c)                       in the case of a block trade or a new or secondary securities issue, if all SAM Client orders can be accommodated (demand is smaller than supply), allocation is made on a pro rata basis based on the order size of each SAM Client.  Where the allotment received is insufficient to meet the full requirements of all SAM Clients on whose behalf orders have been placed (demand exceeds supply), allocation is made on a pro rata basis based on the size of the SAM Client account or the existing position size in a SAM Client account.  However, if such prorating should result in an inappropriately small position for a SAM Client, the allotment would be reallocated to another SAM Client.  Depending on the number of block trades or new or secondary issues, over a period of time, every effort will be made to ensure that these prorating and reallocation policies result in fair and equal treatment to all SAM Clients, and

(d)                      when orders for more than one SAM Client are bunched or blocked and the transactions are executed at varying prices, an average price will be determined and allocated to each SAM Client on a pro rata basis.  As well, all commissions will be totalled and allocated to all SAM Clients on a pro rata basis.  If different prices and commissions are executed, then an average price as well as total average commission will be calculated and allocated on a pro rata basis.  For a normal secondary purchase order executed through a broker, the average price and commission will be calculated and allocated evenly among our SAM Clients.  There will be no differentiation on price towards our SAM Clients.

In addition, SAM will always seek to obtain the best order execution for each SAM Client and to minimize transaction costs.  SAM employee trading accounts (i.e. “PRO” accounts), retail and inventory trades are never commingled with trades involving SAM Investment Funds.

Proxy Voting Guidelines

SAM, in its capacity as portfolio adviser to the SAM Clients, is sometimes responsible for establishing, monitoring and amending (if necessary) the policies and procedures relating to the voting of proxies received in connection with each SAM Client’s investment portfolio.

Generally speaking, SAM will vote in favour of the following proxy proposals:

• electing and fixing number of directors	• authorizing directors to fix remuneration of auditors

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• appointing auditors	• approving private placements exceeding 25% threshold

• ratifying director actions	• approving private placements to insiders exceeding 10% threshold

• changing registered address	• approving special resolutions to change the authorized capital of the company to an unlimited number of common shares without par value

SAM will vote against any proposal relating to stock option plans that: (i) exceed 5% of the common shares issued and outstanding at the time of grant over a three year period (on a non-diluted basis); (ii) provide that the maximum number of common shares issuable pursuant to such plan be a “rolling” maximum equal to 5% of the outstanding common shares at the date of the grant of applicable options; and (iii) reprices the stock option.

In certain cases, proxy votes may not be cast when the portfolio adviser determines that it is not in the best interests of the SAM Client to vote such proxies.  In the event a proxy raises a potential material conflict of interest between the interests of a SAM Client and SAM, the conflict will be resolved by SAM in favour of that SAM Client.

SAM retains the discretion to depart from these polices on any particular proxy vote depending upon the facts and circumstances.

The proxy voting guidelines of SAM are available on request, free of charge, by contacting SAM at 1-866-299-9906.  SAM will maintain and prepare an annual proxy voting record for each SAM Investment Fund.  The proxy voting record for the annual period beginning July 1 for each SAM Investment Fund will be available free of charge to any investor upon request at any time after June 30 of the following year.

Misuse of Confidential and Insider Information

The misuse of confidential information or misuse of any insider information not generally disclosed, for personal gain or for the benefit of anyone else, is prohibited and grounds for serious sanction.

Confidentiality and Privacy

In addition, SAM has adopted a privacy policy in accordance with the Personal Information Protection and Electronic Documents Act (Canada) with respect to personal information of SAM Clients.  This policy states that SAM will only disclose this information to third parties or its affiliates in limited specific circumstances on a strictly confidential basis.

Money Laundering and Terrorist Financing

As outlined by the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, SAM is obligated to implement specific measures to detect and deter money laundering and the financing of terrorist activity.  As such, all investments into our SAM Managed Accounts and SAM Investment Funds require completed documentation to be submitted by investors.  It is our duty to report to the Financial Transactions and Reports Analysis Centre of Canada confirmation of any investors engaged in money laundering.  This reporting requirement will not be deemed to be a breach of any information disclosure restrictions imposed by applicable law or otherwise.

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Please do not hesitate to contact us should you have any questions with regards to SAM’s Statement of Policies or should you require further details on any SAM policies and practices.

Revised October 2009.

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